SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) - May 15, 2000
                                                            ------------


                            AMERICAN ECO CORPORATION
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             (Exact name of registrant as specified in its charter)


     Ontario, Canada                   0-10621                   52-1742490
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of Incorporation)                                        Identification No.)

     154 University Avenue,  Toronto, Ontario               M5H 3Y9
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    (Address of principal executive offices)               (zip code)


    Registrant's telephone number, including area code   -   (416) 340-2727
                                                             --------------

                                 Not Applicable
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         (Former Name or Former Address, if changed since last report)




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Item 5.  Other Events.
----------------------

         On May 15, 2000, American Eco Corporation (the "Company") announced that it was deferring its semi-annual interest installment payment due on May 15, 2000 on its 9-5/8% Senior Notes (the "Senior Notes") due 2008, which had been issued under an Indenture, dated as of May 21, 1998. As of May 15, 2000, the outstanding principal balance on the Senior Notes was $117.5 million. Under the Indenture, an Event of Default is the default by the Company in payment when due of interest on the Senior Notes and such default continues for a period of 30 days. The Company's Board of Directors decided to defer the interest payment in order to facilitate discussions during the grace period among the Company and its financial advisors, the holders of the Senior Notes and the agent and lender of the Company's principal secured credit facility.

         The Company's Board of Directors also decided that the Annual Meeting of Shareholders scheduled for May 30, 2000 be adjourned for 30 days to provide time for the Company to make a meaningful presentation to the shareholders of plans for strategic alternatives for restructuring the Company's indebtedness.

Item 7. Financial Statements and Exhibits.
------------------------------------------

(c)      Exhibits

         99.  Press Release, dated May 15, 2000.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  AMERICAN ECO CORPORATION
                                                        (Registrant)

Dated:  May 15, 2000                              By: /s/ Michael E. McGinnis
                                                     ------------------------
                                                        Michael E. McGinnis,
                                                        President







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                                 EXHIBIT INDEX


          Exhibit           Description
          -------           -----------

            99              Press Release, dated May 15, 2000